Exhibit 5.1

919 Third Avenue New York, NY 10022 (212) 935-3000 mintz.com

March 6, 2023

Bellerophon Therapeutics, Inc.

184 Liberty Corner Road, Suite 302

Warren, NJ 07059

Ladies and Gentlemen:

We have acted as counsel to Bellerophon Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated March 3, 2023, to a Prospectus, dated July 2, 2020 (collectively, the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-239473 (the “Registration Statement”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”) 718,474 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), and pre-funded warrants to purchase up to 1,781,526 shares of Common Stock (the “Pre-Funded Warrants”) (such shares underlying the Pre-Funded Warrants, the “Warrant Shares”). The Shares, the Pre-Funded Warrants and Warrant Shares are collectively referred to as the “Securities.” The Securities are being sold pursuant to a Subscription Agreement, dated as of March 3, 2023, among the Company and the purchaser named therein (the “Subscription Agreement”), pursuant to which the Company may issue and sell the Securities pursuant to the Registration Statement and the Prospectus and Prospectus Supplement. The form of the Subscription Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, each as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Prospectus, the Prospectus Supplement and the Subscription Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Subscription Agreement and in the manner contemplated by the Registration Statement and the Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Subscription Agreement, the Registration Statement and the Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.